Exhibit 21.1

CNL Healthcare Properties, Inc.

Subsidiaries of the Registrant

All entities were formed in Delaware, unless otherwise noted, and all entities do business under the name listed, unless otherwise noted.

1.	AL Santa Monica Senior Housing, LP

2.	Baton Rouge LA Senior Living Owner, LLC

3.	CHP GP, LLC

4.	CHP Partners, LP

5.	CHP Senior Living Net Lease Holding, LLC

6.	CHP SL Owner Holding I, LLC

7.	CHP TRS Holding, Inc.

8.	CHT Aberdeen SD Senior Living, LLC

9.	CHT Acworth GA Owner, LLC

10.	CHT Acworth GA Tenant Corp. (d/b/a Dogwood Forest of Acworth) in Georgia

11.	CHT Billings MT Senior Living, LLC

12.	CHT Brookridge Heights MI Owner, LLC

13.	CHT Brookridge Heights MI Tenant Corp.

14.	CHT Casper WY Senior Living, LLC

15.	CHT Council Bluffs IA Senior Living, LLC

16.	CHT Curry House MI Owner, LLC

17.	CHT Curry House MI Tenant Corp.

18.	CHT Decatur IL Senior Living, LLC

19.	CHT GCI Partners I, LLC

20.	CHT Grand Island NE Senior Living, LLC

21.	CHT Harborchase Assisted Living Owner, LLC

22.	CHT Harborchase TRS Tenant Corp.(d/b/a Harborchase of Villages Crossing) in Florida

23.	CHT Lima OH Senior Living, LLC

24.	CHT Mansfield OH Senior Living, LLC

25.	CHT Marion OH Senior Living, LLC

26.	CHT SL IV Holding, LLC

27.	CHT SL IV TRS Corp.

28.	CHT Symphony Manor MD Owner, LLC

29.	CHT Symphony Manor MD Tenant Corp.

30.	CHT Tranquility at Fredericktowne MD Owner, LLC

31.	CHT Tranquility at Fredericktowne MD Tenant Corp.

32.	CHT Windsor Manor AL Holding, LLC

33.	CHT Windsor Manor TRS Corp.

34.	CHT Woodholme Gardens MD Owner, LLC

35.	CHT Woodholme Gardens MD Tenant Corp.

36.	CHT Zanesville OH Senior Living, LLC

37.	CHTSun Partners IV, LLC

38.	CHTSun Three Lombard IL Senior Living, LLC

39.	CHTSun Three Pool One, LLC

40.	CHTSun Two Baton Rouge LA Senior Living, LLC

41.	CHTSun Two Gilbert AZ Senior Living, LLC

42.	CHTSun Two Metairie LA Senior Living, LLC

43.	CHTSun Two Pool Two, LLC

44.	Gilbert AZ Senior Living Owner, LLC

45.	Grinnell IA Assisted Living Owner, LLC

46.	Grinnell IA Assisted Living Tenant, LLC

47.	Indianola IA Assisted Living Owner, LLC

48.	Indianola IA Assisted Living Tenant, LLC

49.	Lombard IL Senior Living Owner, LLC

50.	Louisville KY Senior Living Owner, LLC

51.	Metairie LA Senior Living Owner, LLC

52.	Nevada IA Assisted Living Owner, LLC

53.	Nevada IA Assisted Living Tenant, LLC

54.	Santa Monica AL, LLC

55.	Santa Monica Assisted Living Owner, LLC

56.	Santa Monica GP, LLC

57.	Sun IV, LLC

58.	Sunrise Connecticut Avenue Assisted Living Owner, L.L.C. (domestic state is Virginia)

59.	Sunrise Louisville KY Senior Living, LLC (domestic state is Kentucky)

60.	Vinton IA Assisted Living Owner, LLC

61.	Vinton IA Assisted Living Tenant, LLC

62.	Webster City IA Assisted Living Owner, LLC

63.	Webster City IA Assisted Living Tenant, LLC

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